Exhibit 10.2

Tim Stedman

Wiesenstrasse 5
8834 Schindellegi SZ
Switzerland

Horgen, 25 September 2019

Dear Tim,

This letter confirms the exploratory discussions that we have been having regarding an adjustment in your title and responsibilities.

We are pleased to confirm our offer for the position of Senior Vice President Strategy & Corporate Development with Trinseo Europe GmbH based in Horgen, with effect of 7  October 2019.  This position and title change along with corresponding adjustments in responsibilities, mutatis mutandis,  is an amendment to the terms and conditions set forth in your Employment Contract with Trinseo Europe GmbH, a Swiss limited liability company (Gesellschaft mit be beschrӓnkter Haftung) ("Employer") dated 14 September 2015.  All other terms and conditions are deemed to be unchanged.

To confirm your acceptance of our offer, we kindly ask you to sign this offer letter below and return it back to me at your earliest convenience, but in any event not later than 2  October 2019.

Should you have any questions on the above, please do not hesitate to contact me. We wish you continued success in your new position.

Best regards,

Trinseo Europe GmbH

Alice Heezen

SVP Human Resources

I have read this letter, understand it and agree to the terms set forth above:

Horgen,

Date:	Signature:
Tim Stedman